UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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WACCAMAW BANKSHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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WACCAMAW BANKSHARES, INC.

110 North J. K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

and

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2010

NOTICE is hereby given that the annual meeting of shareholders of Waccamaw Bankshares, Inc. (the “Company”) will be held as follows:

Place:	Vineland Station Train Depot
701 South Madison Street
Whiteville, North Carolina 28472

Date:	May 20, 2010

Time:	7:00 p.m.

The purposes of the meeting are as follows:

1.	To re-elect three members of the board of directors for three-year terms

2.	To approve an amendment to article II of the articles of incorporation of the Company to increase the number of shares of common stock which the Company has the authority to issue to 50,000,000

3.	To ratify the appointment of Elliott Davis, PLLC, as the Company’s independent registered public accounting firm for 2010

4.	To consider a proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies

5.	To transact any other business that may properly come before the meeting

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to grant a proxy to vote your shares by mail or internet to ensure that a quorum is present at the meeting. If you choose to vote by mail, please complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose. Instructions regarding voting by internet are included on the proxy card. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. Mail and also to notify you of the availability of our proxy materials on the internet.

The notice of annual meeting, proxy statement, proxy card and annual report are available at https://www.shareholderlink.com/fss/wbnk/pxsignon.asp.

By Order of the Board of Directors

James G. Graham President and Chief Executive Officer

April 16, 2010

WACCAMAW BANKSHARES, INC.

110 North J. K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

PROXY STATEMENT

Mailing Date: On or about April 16, 2010

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 20, 2010

General

This proxy statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the board of directors of Waccamaw Bankshares, Inc. (the “Company”) for the annual meeting of shareholders of the Company to be held at the Vineland Station Train Depot, 701 South Madison Street, Whiteville, North Carolina 28472, at 7:00 p.m. on May 20, 2010, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the annual meeting are Murchison B. Biggs, David A. Godwin, and Freda H. Gore. Shares represented by each appointment of proxy that is properly submitted, whether by mail or internet, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the three nominees for director named in proposal 1 and FOR proposals 2, 3, and 4. If, at or before the time of the annual meeting, any nominee named in proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with James E. Hill Jr., secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, whether appointed through the mail or the internet, or by attending the annual meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this proxy statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by the Company’s officers, directors and employees without additional compensation. The Company has retained Regan & Associates, Inc., New York, New York, to act as proxy solicitor in conjunction with the annual meeting. The Company has agreed to pay Regan & Associates $7,500 plus out-of-pocket expenses for proxy solicitation services. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Record Date

The close of business on March 19, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of common stock, no par value per share, of which 25,000,000 shares are authorized and 5,551,182 shares were outstanding on December 31, 2009. As of December 31, 2009, there were approximately 2,800 holders of record of the Company’s common stock.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share of common stock held of record on the record date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the annual meeting.

A majority of the shares of the Company’s common stock issued and outstanding on the record date must be present in person or by proxy to constitute a quorum for the conduct of business at the annual meeting.

Assuming a quorum is present, in the case of proposal 1, the three directors receiving the greatest number of votes shall be elected. Abstentions and broker nonvotes will have no effect.

In the case of proposals 2, 3, and 4, for each proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

Authorization to Vote on Other Matters

Unless the secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any motions that may come before the annual meeting.

Beneficial Ownership of Voting Securities

As of December 31, 2009, no shareholder known to management owned more than 5% of the Company’s common stock. As of December 31, 2009, the beneficial ownership of the Company’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, is set forth in the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(4)

Neil Carmichael Bender II Wilmington, NC	16,509	(5)	*

Murchison B. Biggs Lumberton, NC	45,413		*

Brian D. Campbell Elizabethtown, NC	4,739		*

Dr. Maudie M. Davis Tabor City, NC	53,693		*

Crawford Monroe Enzor III Shallotte, NC	70,032		1.26

David A. Godwin Whiteville, NC	11,000		*

Freda H. Gore Whiteville, NC	26,616	(6)	*

James G. Graham Whiteville, NC	210,386		3.76

J. Daniel Hardy Sunset Beach, NC	5,300		*

James E. Hill Jr. Whiteville, NC	75,482	(7)	1.36

Geoffrey R. Hopkins Chadbourn, NC	11,863		*

Kim T. Hutchens Whiteville, NC	8,411		*

Richard C. Norris Whiteville, NC	26,492		*

Alan W. Thompson Whiteville, NC	124,648	(8)	2.24

R. Dale Ward Whiteville, NC	124,409	(9)	2.23

J. Densil Worthington Chadbourn, NC	155,878	(10)	2.80

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(4)

All Nominees, Directors and Executive Officers as a group (16 persons)	1,041,762	(11)	18.07

*	Less than 1 % of the total shares outstanding.
(1)	Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared with the individual’s spouse: Ms. Gore – 15,508 shares; Mr. Graham – 6,924 shares; and Mr. Hill – 9,504 shares.
(2)	Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company exercisable within 60 days of December 31, 2009: Mr. Biggs – 11,550 shares; Dr. Davis – 11,550 shares; Mr. Enzor – 11,550 shares; Mr. Godwin – 11,000 shares; Ms. Gore – 11,000 shares; Mr. Graham – 50,050 shares; Mr. Hardy – 3,300 shares; Mr. Hill – 11,550 shares; Mr. Hopkins – 11,517 shares; Mr. Hutchens – 8,400 shares; Mr. Norris – 18,920 shares; Mr. Thompson – 11,550 shares; Mr. Ward – 11,550 shares; and Mr. Worthington – 11,550 shares.
(3)	Included in the beneficial ownership tabulations are the following warrants to purchase shares of common stock of the Company exercisable within 60 days of December 31, 2009: Mr. Biggs – 2,750 shares; Mr. Enzor – 2,750 shares; Ms. Gore – 19 shares (held as custodian); Mr. Norris – 981 shares; Mr. Thompson – 550 shares; Mr. Ward – 4,400 shares; and Mr. Worthington – 6,600 shares.
(4)	The calculation of the percentage of class beneficially owned by each individual and the group is based, in each case, on the sum of (1) 5,551,182 outstanding shares of common stock; and (2) options and warrants to purchase common stock capable of being exercised by the individual or group within 60 days of December 31, 2009.
(5)	Includes 1,130 shares owned by Mr. Bender’s spouse individually.
(6)	Includes 89 shares and 19 warrants held by Ms. Gore as custodian.
(7)	Includes 453 shares held by Mr. Hill as custodian.
(8)	Includes 7,150 shares held by Mr. Thompson as custodian and 22,746 shares owned by Mr. Thompson’s spouse individually.
(9)	Includes 832 shares held by Mr. Ward as custodian.
(10)	Includes 12,513 shares held by Mr. Worthington as custodian and 26,611 other shares with respect to which Mr. Worthington exercises voting control.
(11)	Includes 70,891 shares held in the Company’s 401(k) plan with respect to which the Company’s chief financial officer exercises voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the best knowledge of management of the Company, all such required reports have been filed on a timely basis, with the exception of one report on Form 4, covering an aggregate of three transactions, which was filed late by Mr. Bender, and one report on Form 5, covering an aggregate of thirteen transactions, which was filed late by Mr. Thompson.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s bylaws provide that its board of directors shall consist of between five and sixteen members, as determined by the board of directors or the shareholders, and that they shall be divided into three groups and elected to staggered terms such that the terms of approximately one-third of such directors shall expire annually. The board of directors has set the number of directors of the Company at ten. Each incumbent director has served as a director of Waccamaw Bank (the “Bank”) since 1997 and as a director of the Company since the Bank’s reorganization into the bank holding company form of organization on July 1, 2001, except Mr. Graham who was first elected as a director of the Bank in 1999, Mr. Campbell who was first elected as a director in 2007, and Mr. Bender who was first elected as a director in 2008.

The three nominees listed below have each been nominated for election as directors for three-year terms.

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years

Brian D. Campbell (41)	Director	2007	Chief Operating Officer, Campbell Oil Company, Elizabethtown, NC; Chief Operating Officer, Cape Fear Transport, Inc., Elizabethtown, NC; Chairman, Bladen County Economic Development Corporation

Crawford Monroe Enzor III (45)	Director	1997	Real Estate Broker with Sunset Properties, Ocean Isle Beach, NC; Prudential Laney Real Estate, Ocean Isle Beach, NC, 2009; and Coldwell Banker, 2005–2008; Owner, The Salt Aire Group, Holden Beach, NC

R. Dale Ward (59)	Director	1997	President, J. D. Wright Roofing Co., Inc., Tabor City, NC; Member, Columbus County, NC, Board of Education, 1994–Present (including three years as chairman); Partner, Crown Investments, LLC (real estate), Tabor City, NC; Owner, Ward Farms (farming operation), Tabor City, NC

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY.

Incumbent Directors

The Company’s board of directors includes the following directors whose terms will continue after the annual meeting. Certain information regarding those directors is set forth in the following table:

Name and Age	Director Since	Term Expires	Principal Occupation and Business Experience During the Past Five Years

Neil Carmichael Bender II	2008	2012	Chief Executive Officer and Co-Founder, Velocity Solutions,

(45)			Inc., Wilmington, NC (fee income strategies and rewards solutions for the banking and insurance industries)

Murchison B. Biggs (55)	1997	2011	Certified Public Accountant; Chief Financial Officer, Comptroller/Secretary-Treasurer and Director, K.M. Biggs, Inc. (farming and commercial real estate management), Lumberton, NC; Chief Financial Officer, Secretary-Treasurer and Director, Biggs Park, Inc. (shopping center), Lumberton, NC

Dr. Maudie M. Davis (57)	1997	2012	Assistant Principal, Green Sea Floyds High School, Green Sea, SC (Horry County), 2007–Present; Principal, South Columbus High School, Tabor City, NC, 1990–2007

James G. Graham (59)	1999	2011	President and Chief Executive Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2001–Present and Waccamaw Bank, Whiteville, NC, 1999–Present

James E. Hill Jr. (63)	1997	2012	Partner, Hill & High, L.L.P., Attorneys at Law, Whiteville, NC; James E. Hill Jr. Farms, Whiteville, NC (farming operations); Partner, Hill & High Real Estate, Whiteville, NC; Partner, Walker-Hill Real Estate, Whiteville, NC; Hill Family Farms, LLC, Whiteville, NC

Alan W. Thompson (46)	1997	2012	President, Thompson, Price, Scott, Adams & Co., P.A. (certified public accountants), Whiteville, NC; President, Medical Billing Organization, Inc. (medical billing company), Whiteville, NC; Manager, AT Consulting Services, LLC (financial services), Whiteville, NC; Manager, TSA Rentals, LLC (rental real estate), Whiteville, NC; A & M Investments, LLC (real estate), Whiteville, NC; Manager, Dominion Wealth Management, LLC, Whiteville, NC

J. Densil Worthington (55)	1997	2011	President, Worthington Funeral Home, Inc., Chadbourn, NC; Secretary/Treasurer, Independent Medical Supplies, Inc., Chadbourn, NC; Member, Worthington Enterprises, LLC, Chadbourn, NC

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors should serve as a director of the Company is presented below. Each of these directors brings a unique perspective and set of qualifications to the board. Many of the Company’s directors have either attended or are planning to attend the North Carolina Bank Directors’ College, a program initiated by the North Carolina Office of the Commissioner of Banks to keep bank directors current on key banking issues.

Neil Carmichael Bender II. Mr. Bender is chief executive officer and co-founder of Velocity Solutions, Inc. (formerly known as Image Products, Inc.), a company in which he has had an ownership interest since its incorporation in 1995. The company provides profit strategies, software and consulting services to financial institutions nationwide. Mr. Bender has been a director of the Company since 2008 and plans to attend the North Carolina Bank Directors’ College this year.

Murchison B. Biggs. Mr. Biggs is a certified public accountant and serves as the chief financial officer/secretary-treasurer as well as a director of K. M. Biggs, Inc., a farming and commercial real estate management company in Lumberton, North Carolina. Mr. Biggs also serves as chief financial officer/secretary-treasurer and director of Biggs Park, Inc., a shopping mall in Lumberton, North Carolina. He graduated from North Carolina State University with a degree in business and accounting. Prior to his involvement in the family business, he worked as a public accountant with a local firm in Lumberton for several years before becoming a member-in-industry CPA as the CFO of his family’s businesses. He has extensive accounting experience in the retail and agricultural businesses and has served as treasurer for several civic and related trade associations. Mr. Biggs has been a director of the Company since 1997 and has attended the North Carolina Bank Directors’ College.

Brian D. Campbell. Mr. Campbell has been chief operating officer of Campbell Oil Company and chief operating officer of Cape Fear Transport, Inc., since 1990. Mr. Campbell serves as a director of his family entities including BWC Investments, LLC; Campbell Brothers Investments, LLC; Campbell Brothers, Inc.; Campbell Investments, Inc.; Campbell Oil Company of Clinton, Inc.; Campbell Oil of Raleigh, Inc.; Campbell Oil of Whiteville, Inc.; Campbell Oil Company, Inc.; Campbell Rentals, LLC; Executive Aircraft Services, Inc.; Lindsey Campbell Oil Company, Inc.; The Gas Mart, Inc.; and C3 Enterprises, LLC. He also owns Cape Fear Transport, Inc. (transportation of petroleum products), and Cape Fear Mini Storage & Rentals, Inc. (mini storage and portable storage buildings) and is part owner/co-founder of First Capital Ventures (investment property). Mr. Campbell acts as chairman of the Bladen County Economic Development Corporation and serves on the advisory boards of Methodist College and the North Carolina Department of Transportation Division of Aviation. He has a financial background and experience in the management of multiple related companies. Mr. Campbell has been a director of the Company since 2007 and has attended the North Carolina Bank Directors’ College.

Dr. Maudie M. Davis. Dr. Davis has been an assistant principal at Green Sea Floyds High School since 2007 in Green Sea, South Carolina. Prior to that Dr. Davis was principal at South Columbus High School from 1990 to 2007 in Tabor City, North Carolina. Dr. Davis has been a director of the Company since 1997 and has attended the North Carolina Bank Directors’ College.

Crawford Monroe Enzor III. Mr. Enzor is a real estate broker with Sunset Properties in Ocean Isle Beach, North Carolina, and owner of The Salt Aire Group (real estate brokerage). He worked as a real estate broker with Prudential Laney Real Estate during 2009 and with Coldwell Banker from 2005 to 2008. Mr. Enzor was the owner of Monroe Enzor III Farms and president of Enzor Farms, Inc., from 1986 to 2005. He has experience in real estate and agriculture. Mr. Enzor has been a director of the Company since 1997 and has attended the North Carolina Bank Directors’ College.

James G. Graham. Mr. Graham is president and chief executive officer of Waccamaw Bank and Waccamaw Bankshares, Inc. He has served as a community banker for 38 years and has served as a community bank CEO for 25 of those years. He serves as chairman of the Columbus County Economic Development Commission and also serves on the board of directors of the International Logistics Park of North Carolina, the board of trustees of Southeastern Community College, the Columbus County Committee of 100, and the Cape Fear Council of the Boy Scouts of America. Mr. Graham has been a director of the Company since 1999. He is a graduate of the Graduate School of Retail Bank Management and has been a lecturer at the North Carolina Bank Directors’ College.

James E. Hill Jr. Mr. Hill is a practicing attorney and senior partner in the law firm Hill & High, L.L.P., and has been a partner in the law firm since 1973. He also serves as a partner in Hill & High Real Estate and Walker-Hill Real Estate. Mr. Hill has owned farms in Whiteville, North Carolina, since 1978. He serves as chairman of the board of trustees of the Boys and Girls Homes of North Carolina, Inc. (a non-

profit corporation organized as a home for children) and has been a trustee since 2003. He also serves in leadership positions on his local parish church board and with the Cape Fear Council of the Boy Scouts of America. Mr. Hill has been a director of the Company since 1997 and has attended the North Carolina Bank Directors’ College.

Alan W. Thompson. Mr. Thompson has been president of Thompson, Price, Scott, Adams & Co., P.A. (CPA firm) in Whiteville, North Carolina, since 1993. Mr. Thompson has also served as president of Medical Billing Organization, Inc. (medical billing company) since 2002, manager of Dominion Wealth Management, LLC (financial services), since 2002, manager of TSA Rentals, LLC (rental real estate), since 2002, manager of AT Consulting Services, LLC (financial services), and manager of A & M Investments, LLC (real estate), all in Whiteville, North Carolina. He has extensive accounting experience. Mr. Thompson has been a director of the Company since 1997 and has attended the North Carolina Bank Directors’ College.

R. Dale Ward. Mr. Ward is president of J. D. Wright Roofing Co., Inc., in Tabor City, North Carolina. He is also a partner in Crown Investments, LLC (real estate), and owns Ward Farms (farming operation) in Tabor City, North Carolina. Mr. Ward has served on the Columbus County, North Carolina, Board of Education since 1994, including three years as chairman. He has experience in business management and real estate. Mr. Ward has been a director of the Company since 1997 and has attended the North Carolina Bank Directors’ College.

J. Densil Worthington. Mr. Worthington is president of Worthington Funeral Home in Chadbourn, North Carolina. He serves as secretary/treasurer of Independent Medical Supplies (medical supply provider of oxygen and other equipment for homebound patients) in Chadbourn, North Carolina, and is a member of Worthington Enterprises, LLC in Chadbourn, North Carolina. Mr. Worthington has been a director of the Company since 1997 and has attended the North Carolina Bank Directors’ College.

Board Leadership Structure and Role in Risk Oversight

The board of directors is led by a chairman. At present, the positions of principal executive officer and chairman are held by different persons. The board does not have a formal policy as to whether the roles of chairman and principal executive officer should be separate. At this time, the board has determined that separating these roles and having an independent director serve as chairman of the board is in the best interests of the Company and its shareholders. We believe this division of responsibility facilitates communication between the board and executive management and is appropriate given the legal and regulatory requirements applicable to the Company.

Under North Carolina law, the board of directors is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the full board has responsibility for the general oversight of risks, it primarily conducts its risk oversight function through committees, including the audit committee and the compensation committee, as described below, as well as other committees. This committee structure is involved with every area of the Company and Waccamaw Bank and creates a direct contact with every executive officer during meetings which are held at least quarterly. The full board is responsible for reviewing and ratifying the actions of the committees. At each board meeting, an executive session of the board is held during which management results are discussed and evaluated openly by the Company’s Directors.

Director Independence

With the exception of Mr. Graham, each member of the Company’s board of directors is “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the board considered certain insider transactions with directors for the provision of goods or services to the Company and to Waccamaw Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party. Specific transactions considered by the board of directors included the Bank’s participation in certain account rewards programs provided by Mr. Bender’s company and the provision of legal services to the Bank by Mr. Hill’s law firm.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Company held 18 meetings of its board in 2009. Each director attended 75% or more of the aggregate number of meetings of the board and any committees on which he or she served, with the exception of Dr. Davis and Messrs. Enzor and Ward, each of whom were absent from certain meetings due to unavoidable business or professional conflicts. It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Eight of the Company’s ten directors attended the 2009 annual meeting of shareholders.

The Company’s board has several standing committees, including an audit committee, a nominating committee and a compensation committee.

Audit Committee. The members of the audit committee during 2009 were Murchison B. Biggs, Brian D. Campbell, Maudie M. Davis, Alan W. Thompson and J. Densil Worthington. The members of the audit committee are “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Exchange Act. The audit committee met seven times during 2009. The report of the audit committee is included on page 25 of this proxy statement.

Nominating Committee. The members of the nominating committee during 2009 were Neil Carmichael Bender II, C. Monroe Enzor III, James E. Hill Jr., Alan W. Thompson, R. Dale Ward and J. Densil Worthington. The duties of the nominating committee are: (i) assisting the board, on an annual basis, by identifying individuals qualified to become board members, and recommending to the board the director nominees for the next annual meeting of shareholders; (ii) assisting the board in the event of any vacancy on the board by identifying individuals qualified to become board members, and recommending to the board qualified individuals to fill any such vacancy; and (iii) recommending to the board, on an annual basis, director nominees for each committee of the board. The nominating committee met once in 2009.

The members of the nominating committee are “independent” as defined by Nasdaq listing standards and by the regulations promulgated under the Exchange Act. The bylaws of the Company state that candidates may be nominated for election to the board of directors by the nominating committee or by any shareholder of the Company’s common stock. It is the policy of the nominating committee to consider all shareholder nominations. Shareholder nominations must be submitted to the nominating committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the board of directors and must be accompanied by each nominee’s written consent to serve as a director of the Company if elected. The bylaws of the Company require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Company’s market area and have owned at least 1,000 shares of the Company’s common stock since the last business day of the calendar year preceding the meeting at which the nominee is to stand for election. Although there is not currently a formal policy requiring the nominating committee to consider diversity in its identification of nominees to the board of directors, the committee values diversity, including diversity of background, experience, and expertise. The nominating committee has adopted a formal written charter, which is reviewed annually for adequacy and which is available at www.waccamawbank.com.

Compensation Committee. The members of the compensation committee are Neil Carmichael Bender II, Maudie M. Davis, C. Monroe Enzor III, James E. Hill Jr., Alan W. Thompson, and J. Densil Worthington. The compensation committee reviews and approves all salaries and benefits of executive officers of the Company. The members of the compensation committee are “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Exchange Act. The compensation committee has adopted a formal written charter, which is reviewed annually for adequacy and which is available at www.waccamawbank.com. The compensation committee did not meet in 2009.

Director Compensation

Board Fees. Beginning in the fourth quarter of 2008, the Company suspended payment of cash fees to directors for their service on the board and its committees.

Director Supplemental Retirement Plan. On October 30, 2007, the Company entered into a supplemental retirement plan with its directors. The plan provides that directors serving until their normal retirement age, 70, shall receive a retirement benefit of $10,000 per year for ten years following their retirement from the board of directors. In the event they retire from the board before age 70, or retire due to a disability, they are entitled to receive reduced retirement benefits, based on years served, for ten years following their early retirement. Also, the balance accrued on behalf of a participating director will be paid in a single lump sum (i) to the director upon the occurrence of a Change in Control of the Company or (ii) to the participating director’s beneficiaries upon the director’s death.

1998 Nonstatutory Stock Option Plan. The shareholders of the Bank previously approved the 1998 Nonstatutory Stock Option Plan pursuant to which options are available for issuance to members of the Company’s board of directors and the board of any subsidiary of the Company. In connection with the reorganization of the Bank into the holding company form of organization, which resulted in the creation of the Company, the Nonstatutory Stock Option Plan was adopted by the Company and options under such plan are now options of the Company. During the fiscal year ended December 31, 2004, each director of the Company was granted 1,500 options under the Nonstatutory Stock Option Plan, which options were granted at fair market value. At the 2005 annual meeting of shareholders, the shareholders approved an amendment to the Nonstatutory Stock Option Plan authorizing stock options covering an additional 138,136 shares of the Company’s common stock. Following this approval by the shareholders, each director of the Company was granted an option, effective as of June 16, 2005, to purchase 9,000 shares of the Company’s common stock at an exercise price of $17.60 per share, which price represented the fair market value of the Company’s common stock at the time of grant.

All stock options under the Nonstatutory Stock Option Plan have been granted with a per share exercise price equal to 100% of the fair market value of the Company’s common stock. The per share exercise price and the number of shares of the Company’s common stock subject to the plan and each option granted under the plan is adjusted in response to certain corporate actions, such as stock dividends and stock splits. For example, the option exercise prices for options outstanding under the Nonstatutory Stock Option Plan have been adjusted for the effect of 6-for-5 stock splits effected in 2004 and 2003, a 2-for-1 stock split effected in 2004 and an 11-for-10 stock split effected in 2007. No additional options may be granted under the 1998 Nonstatutory Stock Option Plan.

2008 Omnibus Stock Ownership and Long-Term Incentive Plan. The shareholders of the Company approved the 2008 Omnibus Stock Ownership and Long-Term Incentive Plan (the “2008 Omnibus Plan”) at the 2008 annual meeting of shareholders to replace the previously approved stock option plans of the Company, which expired in 2008. The 2008 Omnibus Plan authorizes the issuance of awards covering 705,973 shares of the Company’s common stock. The awards may be issued in the form of incentive stock option grants, non-qualified stock option grants, restricted stock grants, long-term incentive compensation units, or stock appreciation rights. In 2009, no awards were granted under the 2008 Omnibus Plan.

The following table presents a summary of all compensation paid by the Company to its non-employee directors for their service as such during the year ended December 31, 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Neil Carmichael Bender II	—	—	—	—	—	—
Murchison B. Biggs	—	—	—	$1,807	—	$1,807
Brian D. Campbell	—	—	—	—	—	—
Maudie M. Davis	—	—	—	2,211	—	2,211
Crawford Monroe Enzor III	—	—	—	626	—	626
James G. Graham(2)	—	—	—	—	—	—
James E. Hill Jr.	—	—	—	5,353	—	5,353
Alan W. Thompson	—	—	—	662	—	662
R. Dale Ward	—	—	—	2,787	—	2,787
J. Densil Worthington	—	—	—	1,860	—	1,860

(1)	At December 31, 2009, the following option awards were outstanding: Mr. Biggs – 11,550 shares; Dr. Davis – 11,550 shares; Mr. Enzor – 11,550 shares; Mr. Graham – 50,050 shares; Mr. Hill – 11,550 shares; Mr. Thompson – 11,550 shares; Mr. Ward – 11,550 shares; and Mr. Worthington – 11,550 shares.
(2)	Compensation paid to Mr. Graham in connection with his service as director, president and chief executive officer of the Company and the Bank is presented in the summary compensation table presented on page 13.

Indebtedness of and Transactions with Management

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions will be made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and will not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the board of directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and the Bank, Regulation O has been complied with in its entirety.

Executive Officers

Set forth below is certain information regarding the Company’s executive officers.

Name	Age	Position with Company	Business Experience

James G. Graham	59	Director, President and Chief Executive Officer of the Company and Waccamaw Bank	President and Chief Executive Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2001–Present and Waccamaw Bank, Whiteville, NC, 1999–Present.

Freda H. Gore	48	Senior Vice President and Chief Operations Officer of the Company and Waccamaw Bank	Senior Vice President and Chief Operations Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2001–Present and Waccamaw Bank, Whiteville, NC, 1997–Present.

David A. Godwin	53	Senior Vice President and Chief Financial Officer of the Company and Waccamaw Bank	Senior Vice President and Chief Financial Officer of Waccamaw Bankshares, Inc., Whiteville, NC, 2001–Present and Waccamaw Bank, Whiteville, NC, 2001–Present; prior to that, Comptroller, Four Seasons Screen Printing Co., Conway, SC, February 2001–July 2001; prior to that Chief Financial Officer/Comptroller, Jones Stores, Inc., Tabor City, NC, 1995–2001 (retail variety stores).

Richard C. Norris	44	Senior Vice President and Chief Credit Officer of the Company and Waccamaw Bank	Senior Vice President and Chief Credit Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2003–Present and Waccamaw Bank, Whiteville, NC, 2003–Present; prior to that, Senior Business Underwriter, First Citizens Bank, Raleigh, NC, 1996–2003.

Kim T. Hutchens	54	Senior Vice President and Chief Administrative Officer of the Company and Waccamaw Bank	Senior Vice President and Chief Administrative Officer, Waccamaw Bankshares, Inc., Whiteville, NC, 2005–Present and Waccamaw Bank, Whiteville, 2005–Present; prior to that, Campaign Director/Advisor for various congressional campaigns; prior to that, Senior Vice President of Human Resources, Bank of Granite, Granite Falls, NC, 1987–2003.

Name	Age	Position with Company	Business Experience

J. Daniel Hardy Jr.	61	Senior Vice President and Chief Lending Officer of the Company and Waccamaw Bank	Senior Vice President and Chief Lending Officer, Waccamaw Bankshares, Inc., Whiteville, NC, and Waccamaw Bank, Whiteville, NC, 2007–Present; prior to that, Executive Vice President and President – North Carolina Region, First Community Bancshares, Inc., Bluefield, VA; prior to that, President and Chief Executive Officer, FNB Corp of Virginia and First National Bank, Christiansburg, VA.

Geoffrey R. Hopkins	36	Senior Vice President and Senior Commercial Lender of the Company and Waccamaw Bank	Senior Vice President and Senior Commercial Lender, Waccamaw Bankshares, Inc., Whiteville, NC, and Waccamaw Bank, Whiteville, NC, May 2008–present; prior to that, Vice President and Area Executive for Columbus and Bladen counties supervising the commercial lending function for that area; joined Waccamaw Bank in January 2003; prior to that, commercial banker, BB&T, March 2000–January 2003; prior to that, Market Manager, Anchor Bank, Little River, SC, June 1996–March 2000.

Executive Compensation

The following table shows all cash and non-cash compensation paid to or received or deferred by James G. Graham, Freda H. Gore, David A. Godwin, Richard C. Norris, Kim T. Hutchens, J. Daniel Hardy Jr. and Geoffrey R. Hopkins (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2009 and 2008. Cash consideration consisted of base salary and non-equity incentive compensation. Equity based incentive compensation typically consists of incentive stock option awards, however, no such awards were granted to the Named Executive Officers during the fiscal year ended December 31, 2009. No other executive officer of the Company received compensation during 2009 or 2008 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Nonequity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total

James G. Graham, President, Chief Executive Officer and Director	2009 2008	$243,000 273,300	— —	— —	$	— 69,422	$143,565 101,359	$3,929 34,777	$390,494 478,858

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)		Nonequity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total

Freda H. Gore, Senior Vice President and Chief Operations Officer	2009 2008	$117,486 128,908	— —		— —	$	— 25,408	$15,883 12,482	$1,683 11,656	$135,052 178,454

David A. Godwin, Senior Vice President and Chief Financial Officer	2009 2008	$117,486 128,908	— —		— —	$	— 25,408	$28,169 19,783	$2,565 12,099	$148,220 186,198

Richard C. Norris, Senior Vice President and Chief Credit Officer	2009 2008	$115,560 126,795	— —		— —	$	— 24,992	$9,779 5,915	$2,540 11,371	$127,879 169,073

Kim T. Hutchens, Senior Vice President and Chief Administrative Officer	2009 2008	$117,486 128,908	— —	$	— 36,760	$	— 24,992	$35,909 24,724	$1,683 11,436	$155,078 226,820

J. Daniel Hardy Jr., Senior Vice President and Chief Lending Officer	2009 2008	$133,560 146,545	— —		— —	$	— 29,157	— —	$2,704 11,903	$136,264 187,605

Geoffrey R. Hopkins, Senior Vice President and Senior Commercial Lender(3)	2009 2008	$130,500 128,724	— —	$	— 40,530	$	— 19,313	$3,207 11,542	$1,759 10,763	$135,466 210,872

(1)	Calculated in accordance with FASB ASC Topic 718. The assumptions used in estimating the fair value of options are set forth in note 15 to the Company’s audited consolidated financial statements at December 31, 2009 and 2008.
(2)	Includes 401(k) matching contributions and the dollar value of insurance premiums paid on behalf of the named officers for group term life, health, dental and disability insurance. For Mr. Graham in 2008, this amount also includes $9,500 in director fees and total perquisites in excess of $10,000 for an automobile allowance of $7,800 and club dues of $3,540.
(3)	Mr. Hopkins assumed this position with the Company and the Bank in May 2008.

1998 Incentive Stock Option Plan. The shareholders previously approved the 1998 Incentive Stock Option Plan (the “Incentive Option Plan”) pursuant to which options are available for issuance to officers and key employees of the Company and any of its subsidiaries. In connection with the reorganization of the Bank into the holding company form of organization, which resulted in the organization of the Company, the Incentive Option Plan was adopted by the Company and options under such plan are now options of the Company. At the 2005 annual meeting of shareholders, the shareholders approved an amendment to the Incentive Stock Option Plan authorizing stock options covering an additional 138,136 shares of the Company’s common stock.

All stock options under the Incentive Option Plan have been granted with a per share exercise price equal to 100% of the fair market value of the Company’s common stock. The per share exercise price is adjusted in response to certain corporate actions, such as stock dividends and stock splits. For example, the option exercise prices in the table below have been adjusted for the effect of 6-for-5 stock splits effected in 2004 and 2003, a 2-for-1 stock split effected in 2004 and an 11-for-10 stock split effected in 2007. No additional options may be granted under the 1998 Incentive Stock Option Plan.

2008 Omnibus Stock Ownership and Long-Term Incentive Plan. The shareholders of the Company approved the 2008 Omnibus Stock Ownership and Long-Term Incentive Plan (the “2008 Omnibus Plan”) at the 2008 annual meeting of shareholders to replace the previously approved stock option plans of the Company. The 2008 Omnibus Plan authorizes the issuance of awards covering 705,973 shares of the Company’s common stock. The awards may be issued in the form of incentive stock option grants, non-qualified stock option grants, restricted stock grants, long-term incentive compensation units, or stock appreciation rights.

The following table sets forth information regarding vested and unvested incentive stock options as of December 31, 2009. The options set forth in the table below were granted under the Company’s 1998 Incentive Stock Option Plan or the Company’s 2008 Omnibus Stock Ownership and Long-Term Incentive Plan. There were no option awards or exercise in 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

James G. Graham	1,650 38,500 9,900	-0- -0- -0-		-0- -0- -0-	$17.95 16.00 16.00	Dec. 17, 2014 June 16, 2015 June 16, 2015	—	—	—	—

Freda H. Gore	11,000	-0-		-0-	16.00	June 16, 2015	—	—	—	—

David A. Godwin	11,000	-0-		-0-	16.00	June 16, 2015	—	—	—	—

Richard C. Norris	7,920 11,000	-0- -0-		-0- -0-	9.91 16.00	Dec. 19, 2013 June 16, 2015	—	—	—	—

Kim T. Hutchens	4,400 2,000	1,100 8,000	(1) (2)	-0- -0-	16.36 10.00	Nov. 17, 2015 Feb. 22, 2018	—	—	—	—

J. Daniel Hardy Jr.	3,300	2,200	(3)	-0-	14.10	Jan. 18, 2017	—	—	—	—

Geoffrey R. Hopkins	2,000 8,250 1,267	8,000 -0- -0-	(4)	-0- -0- -0-	10.60 16.00 5.68	June 19, 2018 June 16, 2005 Dec. 31, 2012	—	—	—	—

(1)	Remaining options are scheduled to become exercisable on November 17, 2010.
(2)	Twenty percent of the unexercisable options are scheduled to become exercisable on each of February 22, 2010, 2011, 2012 and 2013.
(3)	1,100 of the remaining unexercisable options are scheduled to become exercisable on each of January 18, 2011 and 2012.
(4)	Twenty percent of the remaining unexercisable options are scheduled to become exercisable on each of June 19, 2010, 2011, 2012, and 2013.

Employment Agreement. The Company and Bank (together and for purposes of the following discussion, the “Employer”) entered into an employment agreement with the Employer’s president and chief executive officer, James G. Graham. Mr. Graham’s employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that the agreement terminates upon his attainment of age 65. The agreement provides for a base salary of $250,000 and perquisites customary for his title and position including the payment of country club dues and a car allowance. If Mr. Graham’s employment terminates due to disability, he is entitled to receive his then current salary for a period of 12 months plus the other perquisites granted under the agreement, including a pro rata portion of any bonus accrued for Mr. Graham as of the date his employment was terminated for such disability. In the event he is terminated without cause, Mr. Graham is entitled to receive his salary and benefits for the balance of the remaining term left under his employment agreement at the time of his termination. Mr. Graham is entitled to a Change in Control benefit equal to 299% of his “base amount,” as that term is defined in section 280G of the Internal Revenue Code. Mr. Graham is also entitled to receive a tax gross-up on this Change in Control benefit to compensate him for any excise taxes owing under section 280G of the Internal Revenue Code. In the event benefits under Mr. Graham’s employment agreement are contested following a Change in Control, Mr. Graham is entitled to receive legal fee reimbursements up to $500,000. Mr. Graham is subject to a confidentiality provision as well as a non-competition provision both of which survive termination of the agreement. The non-compete provision requires that Mr. Graham not compete with the Bank within Bladen, Brunswick, Columbus and New Hanover Counties, North Carolina and within Horry and Lancaster Counties, South Carolina or within a 25-mile radius of any full service office of the Bank for (i) the balance of the remaining term of the agreement if Mr. Graham’s employment is terminated without cause or (ii) for 12 months if the agreement is terminated by Mr. Graham for any reason. If a Change in Control occurs, the non-compete provision becomes null and void. As of December 31, 2009, the value of the lump sum payment that would have been payable to Mr. Graham upon the occurrence of a Change in Control followed by a termination event would have been approximately $722,710.

Change in Control Agreements. The Employer entered into Change of Control agreements with each of David A. Godwin, senior vice president and chief financial officer, Freda H. Gore, senior vice president and chief operations officer, Kim T. Hutchens, senior vice president and chief administrative officer, Richard C. Norris, senior vice president and chief credit officer, J. Daniel Hardy, senior vice president and chief lending officer, and Geoffrey R. Hopkins, senior vice president and senior commercial lender. Each agreement provides that, if the officer’s employment is terminated without cause or voluntarily after suffering a “termination event,” such as a reduction in salary, diminution in title, duties or responsibilities, or an office relocation, within 12 months of a Change in Control, he or she will be entitled to a Change in Control payment equal to 299% of his or her “base amount” as defined by section 280G of the Internal Revenue Code. At December 31, 2009, the approximate value of the lump sum payment that would have been payable to each of these officers upon the occurrence of a Change in Control followed by a termination event would have been as follows:

Freda H. Gore	$326,195
David A. Godwin	334,936

Richard C. Norris	327,164
Kim T. Hutchens	284,777
J. Daniel Hardy Jr.	409,984
Geoffrey R. Hopkins	319,433

Supplemental Executive Retirement Plans. The Company entered into Supplemental Executive Retirement Plans with each of Messrs. Graham, Godwin, Hutchens, Norris, Hopkins and Ms. Gore. The plan provides that officers serving until their normal retirement age, 65, shall receive a retirement benefit of $130,000 per year (less applicable social security payments), in the case of Mr. Graham, and $80,000 per year (less applicable social security payments), in the case of Ms. Gore and Messrs. Godwin, Hopkins, Hutchens and Norris, for life commencing upon their attainment of age 65. In the event they retire from the Company prior to age 65, they are entitled to receive reduced retirement benefits, based on years served, for the remainder of their lives. In the event the officer dies while there is a balance accrued for such officer, the officer’s beneficiaries shall be paid in a single lump sum the officer’s age 65 accrual balance or the net at risk, whichever is lower. In the event, the officer’s employment is terminated due to a disability, the officer will be paid in a single lump sum after attaining his or her normal retirement age the balance accrued for the officer as of the date of the disability. For Ms. Gore and Messrs. Hopkins, Hutchens and Norris, they would each be entitled to receive, in a single lump sum payment, an amount equal to their normal retirement age benefit, $80,000 per year for life, without discount for the time value of money, if they resign from the Company for Good Reason within two years following a Change in Control. The officers would have Good Reason to resign if their salaries are reduced, they are assigned duties that are inconsistent with their position, authority and duties prior to the Change in Control or if they suffer a diminution in their position, authority or duties or they are assigned to an office or location outside of Whiteville, North Carolina. For Messrs. Graham and Godwin, they would be entitled to receive, in a single lump sum payment, an amount equal to their normal retirement age benefit, $130,000 per year for life for Mr. Graham and $80,000 per year for life for Mr. Godwin, without discount for the time value of money, upon the occurrence of a Change in Control. Each of Messrs. Graham and Godwin will receive a tax gross-up of this Change in Control benefit to compensate him for excise taxes owing under section 280G of the Internal Revenue Code. In the event these Change in Control benefits are contested following a Change in Control, each of Messrs. Graham and Godwin is entitled to receive legal fee reimbursements up to $500,000. In the event any officer is terminated with cause, no payments shall be made and the agreement shall automatically terminate. At December 31, 2009, the value of the lump sum payment that would have been payable to each of Messrs. Graham and Godwin upon the occurrence of a Change in Control would have been approximately $1,338,403 and $812,144, respectively. At December 31, 2009, the value of the lump sum payment that would have been payable to each of Ms. Gore and Messrs. Hopkins, Hutchens, and Norris upon the occurrence of a Change in Control followed by a resignation for Good Reason would have been approximately $827,830; $835,631; $823,633; and $803,769; respectively.

The aggregate Change in Control benefit that could be payable to each of these officers under all scenarios described above, would be approximately as follows:

James G. Graham	$2,061,113
Freda H. Gore	1,154,025
David A. Godwin	1,147,080
Richard C. Norris	1,150,797
Kim T. Hutchens	1,120,408
J. Daniel Hardy Jr.	409,984
Geoffrey R. Hopkins	1,123,202

Bank Owned Life Insurance. In 2004, the Bank purchased life insurance policies on certain of its directors and key employees, including Mr. Graham, Ms. Gore, Mr. Godwin and certain of the Company’s directors. The policies were purchased with one-time premiums paid during the fiscal year ended December 31, 2004. The Bank purchased additional policies on certain directors and key employees during 2007, with one-time premiums paid during the fiscal year ended December 31, 2007. Benefits under the policies are governed by split-dollar arrangements, which provide that the majority of the death benefit will be paid to the Bank with the remaining percentage paid to the insured (typically 30-40% of the total benefit). The policies were purchased primarily as a Bank asset, with the secondary purpose of providing benefits to the insured directors and key employees. The Bank purchased additional policies during 2008, with one-time premiums paid during the fiscal year ended December 31, 2008. Benefits under these policies are payable only to the Bank and are not governed by split-dollar arrangements.

PROPOSAL 2: AMENDMENT OF THE ARTICLES OF INCORPORATION

The Proposed Amendment

The board of directors of the Company has approved and recommends that the shareholders approve proposal 2, which provides for the amendment of the articles of incorporation of the Company by amending article II to authorize an increase in the number of authorized shares of the Company’s common stock from 25,000,000 to 50,000,000. The proposed amendment to article II of the Company’s articles of incorporation is attached to this proxy statement in its entirety as exhibit A.

Reasons for the Amendment

It is the Company’s intention to finance its operations and continued growth through, among other things, the issuance from time to time of various equity securities. The board of directors and executive management of the Company believe that the proposed amendment is necessary to provide the Company with the flexibility to take advantage of such opportunities in the future.

Pursuant to North Carolina law, authorized and unissued shares (other than those shares reserved for specific purposes) are available for issuance by the Company to such investors and for such consideration as the board of directors may determine from time to time. Shareholders may not be given the opportunity to vote on such matters, unless shareholder approval is required by applicable law or unless the board of directors, in its judgment, recommends shareholder approval. Shareholders have no preemptive rights to subscribe for newly issued shares. Because there are no preemptive rights, the issuance of additional shares could dilute the interests of existing shareholders.

The board of directors believes that the proposed increase in the number of authorized shares of capital stock and authorization of the future issuance of up to a maximum aggregate of 50,000,000 shares of common stock outstanding will provide flexibility needed to meet corporate objectives and is in the best interests of the Company and its shareholders. If the proposal is approved, officers of the Company will promptly make the appropriate filings with the North Carolina Department of the Secretary of State and take any other action necessary to implement the amendment.

Capital Stock of the Company

Currently, our articles of incorporation authorize the issuance of up to 26,000,000 shares of capital stock consisting of 25,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock. In accordance with North Carolina law, the Company’s articles of incorporation, and bylaws and the Nasdaq Global Market rules, we have fixed March 19, 2010 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. Accordingly, you are only entitled to notice of, and to vote at, the annual meeting if you were a record holder of common stock at the close of business on the record date. At that time, 5,551,182 shares of common stock were outstanding, held by approximately 2,800 holders of record.

If this proposal is approved by our shareholders, we will be authorized to issue up to 50,000,000 shares of common stock. The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. There are no preemption rights related to the common stock.

Description of Outstanding Securities

The following description is a summary of the material provisions of our outstanding securities derived from our articles of incorporation and bylaws. Copies of the articles of incorporation and bylaws have been filed with the Securities and Exchange Commission.

General

As of the date of this proxy statement, our capital structure consists of 25,000,000 authorized shares of common stock, no par value per share, and 1,000,000 authorized shares of preferred stock, no par value. As of the record date, 5,551,182 shares of our common stock were issued and outstanding, and 550 shares of our series A preferred stock were issued and outstanding. Our common stock is traded on the Nasdaq Global Market under the symbol “WBNK.” All of the outstanding shares of common stock are, and any additional common stock issued will be, fully paid and nonassessable.

Common Stock

General. The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our articles of incorporation, as amended, and our bylaws, as amended, as well as the North Carolina Business Corporation Act.

The transfer agent and registrar for our common stock is First Shareholder Services, Raleigh, North Carolina.

Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock.

Dividends. As a North Carolina corporation, we are not directly subject to the restrictions on the payment of cash dividends applicable to our wholly owned subsidiary, Waccamaw Bank. Holders of shares of our common stock are entitled to receive such cash dividends as the board of directors may declare out of funds legally available therefor. However, our payment of cash dividends will be subject to the restrictions of North Carolina law applicable to the declaration of cash dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain preferential liquidation rights. Our ability to pay cash dividends to the holders of shares of our common stock is, at the present time and for the foreseeable future, largely dependent upon the amount of cash dividends that Waccamaw Bank pays to us. In addition, our ability to declare and pay cash dividends to the holders of shares of our common stock is also subject to further restriction and regulation by our state and federal regulators.

Voting Rights. Each share of our common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. In addition, the board of directors is classified into three groups so that approximately one-third of the directors will be elected each year. Our shareholders are not entitled to cumulate their votes for the election of directors.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our affairs, the holders of shares of our common stock are entitled to receive, after payment of all debts and liabilities and any liquidation preferences on such preferred stock as may be outstanding at such time, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of Waccamaw Bank, we, as the sole shareholder of such Bank’s common stock, would be entitled to receive all remaining assets of the Bank available for distribution in cash or in kind after payment of all debts and liabilities of the bank including all deposits and accrued interest on deposits.

No Preemptive Rights; Redemption and Assessment. Holders of shares of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption or any sinking fund as all outstanding shares are fully paid and nonassessable.

Securities Are Not Insured by the FDIC. Investments in the common stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Preferred Stock

Our authorized preferred stock is available for issuance from time to time at the discretion of the board of directors without shareholder approval. The board of directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

Series A Convertible Preferred Stock. The board of directors has established out of the authorized preferred stock a series of preferred stock entitled series A convertible preferred stock. Our series A preferred stock is a single series consisting of 400,000 shares of preferred stock. The holders of our series A preferred stock have no preemptive rights. All of the shares of our series A preferred stock are fully paid and nonassessable. Our series A preferred stock ranks senior to all of our now outstanding common stock and common stock that we may issue in the future as to distribution of assets upon our dissolution, our liquidation, or the winding up of our affairs.

At any time after one year and one day from the date a shareholder is first issued shares of our series A preferred stock, the shareholder may elect to convert the shares of series A preferred stock into shares of our common stock on a one-for-one basis (adjusted for stock dividends). In the event a shareholder wishes to convert shares of series A preferred stock into common stock, the shareholder must provide us with a written notice of their intent to convert. Upon receipt of the written notice, we will issue a number of shares of our authorized but unissued shares of no par value common stock equal to the number of shares of series A preferred stock being converted.

We do not anticipate paying any cash dividends on the series A preferred stock. Our series A preferred stock is subject to the same restrictions and limitations on the payment of dividends as is our common stock.

The holders of our series A preferred stock are not entitled to any voting rights, except as required by applicable state law.

In the event state law would require a vote of the holders of our series A preferred stock before the Company could take or refrain from taking any particular corporate action, the Company, in its sole discretion, may convert the outstanding shares of series A preferred stock into shares of the Company’s common stock on a one-for-one basis (adjusted for stock dividends) upon at least 15 days and not more than 60 days notice to the holders of the series A preferred stock on the date as determined by the board of directors for such purpose.

The holders of the series A preferred stock may, at their sole election, convert their shares of series A preferred stock into shares of the Company’s common stock one year and one day after the series A preferred stock being so converted was first issued.

Certain Articles and Bylaws Provisions Having Potential Anti-Takeover Effects

General. The following is a summary of the material provisions of our articles of incorporation and bylaws that address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our board of directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. All references to the articles of incorporation and bylaws are to Waccamaw Bankshares, Inc.’s articles of incorporation and bylaws in effect as of the date of this proxy statement.

Classification of the Board of Directors. The bylaws provide for a number of directors to be not less than five nor more than sixteen with the board divided into three classes in as nearly equal numbers as possible. Each director serves for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected (except for certain initial directors whose terms may be shorter than three years as necessary to effect the classification process). A director elected to fill a vacancy serves only until the next meeting of shareholders at which directors are elected. Approximately one-third of its members are elected each year, and two annual meetings are required for our shareholders to change a majority of the members constituting the board.

Removal of Directors; Filling Vacancies. Our bylaws provide that shareholders may remove one or more of the directors with or without cause by a vote of shareholders whenever the number of votes cast in favor of removal of the director exceeds the number of votes cast against such removal. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. Vacancies occurring in the board of directors may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director. Vacancies created by an increase in the authorized number of directors shall be filled only by election at an annual or special meeting of shareholders called for that purpose.

Amendment of Bylaws. Subject to certain restrictions described below, either a majority of the board of directors or our shareholders may amend or repeal the bylaws. A bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board. Generally, our shareholders may adopt, amend, or repeal the bylaws in accordance with the North Carolina Business Corporation Act.

Other Constituents. The board of directors is permitted by our articles of incorporation to consider other constituents besides the shareholders if faced with a proposal that could cause a change in control. Such constituents are employees, depositors, customers, creditors and the communities in which we or any of our subsidiaries conduct business. Further, the board is permitted to evaluate the competence, experience and integrity of any proposed acquirer as well as the prospects for success of such a takeover proposal.

Special Meetings of Shareholders. Our bylaws provide that special meetings of shareholders may be called only by our president, the chairman of the board of directors, the secretary, or the board of directors.

Vote for Change in Control. Approval of a majority of the voting securities of Waccamaw Bankshares, Inc. is required to effect any merger, consolidation, share exchange, or sale of substantially all the assets of Waccamaw Bankshares, Inc.

Certain Provisions of North Carolina Law

We are subject to the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act, each of which, if applicable, would hinder the ability of a third party to acquire control of Waccamaw Bankshares, Inc. and Waccamaw Bank. The Shareholder Protection Act generally requires that, unless certain “fair price” and other conditions are met, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the Company. The Control Share Act provides that any person or party who acquires “control shares” (defined as a number of shares which, when added to other shares held, gives the holder voting power in the election of directors equal to 20%, 33 1/3% or a majority of all voting power) may only vote those shares if the remaining shareholders of the corporation, by resolution, permit those shares to be voted. If the shareholders of the corporation permit the “control shares” to be accorded voting rights and the holder of the “control shares” has a majority of all voting power for the election of directors, the other shareholders of the corporation have the right to the redemption of their shares at the fair value of the shares as of the date prior to the date on which the vote was taken which gave voting rights to the “control shares.” The provisions of the Shareholder Protection Act and the Control Share Act may have the effect of discouraging a change of control by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders. The primary purpose of these provisions is to encourage negotiations with our board of directors by groups or corporations interested in acquiring control of us.

Certain Provisions of Federal Law

The acquisition of more than ten percent (10%) of our outstanding common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978. The Federal Reserve Board has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a state member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days prior written notice and certain financial and other information to the Federal Reserve Board. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under Federal Reserve Board regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the Federal Reserve Board to disapprove a proposed acquisition on certain specified grounds.

Prior approval of the Federal Reserve Board would be required for any acquisition of control of Waccamaw Bankshares, Inc. or Waccamaw Bank by any bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”). Control for purposes of the BHC Act would be based on, among other factors, a twenty-five percent (25%) voting stock test or on the ability of the holding company otherwise to control the election of a majority of our board of directors. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHC Act.

The Exchange Act requires that a purchaser of any class of a corporation’s securities registered under the Exchange Act notify the SEC and such corporation within ten days after its purchases exceed five percent of the outstanding shares of that class of securities. This notice must disclose the background and identity of the purchaser, the source and amount of funds used for the purchase, the number of shares owned and, if the purpose of the transaction is to acquire control of the corporation, any plans to alter materially the corporation’s business or corporate structure. In addition, any tender offer to acquire a corporation’s securities is subject to the limitations and disclosure requirements of the Exchange Act.

Possible Effects on Holders of Common Stock and Board Consideration

Existing shareholders would experience dilution of their ownership interests if additional shares of common stock are issued, which may be substantial. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders, their voting power, the liquidation value, book and market value of their shares and the future earnings per share of the Company.

In addition to the foregoing, the increase in the number of issued shares of common stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Company, as more fully discussed below.

The Company may also sell shares of authorized but unissued common stock at fair market value at any time without shareholder approval. The Company may also sell authorized but unissued shares of common stock (or warrants to purchase shares of common stock) at a discount to fair market value, provided that the issuance is less than 19.99% of the outstanding shares of common stock, without shareholder approval. In order to raise capital, the Company may sell common stock or warrants as described above, which may be dilutive. However, the Company would only do so if it believed that it was in the best interest of the shareholders.

The board of directors considered the possible negative impact the increase in the number of authorized shares of common stock could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from the increase in our available capital.

Possible Anti-Takeover Effects

The proposal to amend the Company’s articles of incorporation could adversely affect the ability of third parties to take over the Company or otherwise effect a change in control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company that the board determines is not in our best interests or in the best interests of our shareholders. The ability of our board of directors to cause the Company to issue substantial amounts of common stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our board of directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in control of the Company or to dilute the stock ownership of holders of common stock seeking to obtain control of the Company. The issuance of common stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company. Our board of directors, however, does not intend or view the increase in our authorized common stock as an anti-takeover measure.

Dissenters’ Rights

Pursuant to the North Carolina Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to this share increase proposal.

Required Vote

Assuming the presence of a quorum at the annual meeting, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed the firm of Elliott Davis, PLLC, Certified Public Accountants, as the Company’s independent registered public accounting firm for 2010, subject to shareholder ratification. A representative of Elliott Davis is expected to be present at the annual meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Changes in Certifying Accountant

On April 7, 2008, the Company dismissed Elliott Davis, PLLC, who had been engaged previously as the principal accountant to audit the Company’s financial statements. Elliott Davis’s reports on the Company’s financial statements for the two years preceding dismissal do not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Elliott Davis was recommended and approved by the audit committee.

During the two fiscal years preceding Elliott Davis’s dismissal and during the period from December 31, 2007, until April 7, 2008 (the date of dismissal), there were no disagreements with Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There have been no such disagreements with Elliott Davis from April 7, 2008, until the date of this proxy statement.

As of April 7, 2008, the Company engaged Dixon Hughes PLLC as its independent registered public accounting firm.

On April 17, 2009, the Company dismissed Dixon Hughes, who had been engaged since April 7, 2008, as the principal accountant to audit the Company’s financial statements. Dixon Hughes’s report on the Company’s financial statements as of and for the year ended December 31, 2008, does not contain an adverse opinion or a disclaimer of opinion, nor is it qualified or modified as to uncertainty, audit, scope, or accounting principles. The decision to change accountants was recommended and approved by the audit committee.

From the date of Dixon Hughes’s engagement, April 7, 2008, to the date of its dismissal, April 17, 2009, there were no disagreements with Dixon Hughes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

As of April 17, 2009, the Company hired Elliott Davis to be its independent accountant on a going-forward basis.

Report of the Audit Committee

The audit committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s internal audit program. The audit committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The audit committee has in place policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2009, the audit committee reviewed and discussed the audited financial statements with management. The audit committee also discussed with the Company’s auditors, the independent registered public accounting firm of Elliott Davis, PLLC, all matters required to be discussed by the statement on Auditing Standards No. 114, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the audit committee received from Elliott Davis disclosures regarding their independence required by applicable requirements of the Public Company Accounting Oversight Board regarding Elliott Davis’s communications with the audit committee concerning independence and discussed with Elliott Davis their independence.

Based on the review and discussions above, the audit committee recommended to the board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

In 2009, the Company paid Elliott Davis fees in connection with its assistance with the Company’s annual audit and review of the Company’s financial statements. From time to time, the Company also engages Elliott Davis to assist in other areas of financial planning. In 2008, these other services were performed by Dixon Hughes. During 2009, the Company also engaged both Elliott Davis and Dixon Hughes to assist with the preparation of SEC registration statements and prospectuses in connection with a contemplated rights offering to existing shareholders and public offering of the Company’s securities. The following tables sets forth the fees billed to the Company in various categories by Elliott Davis and Dixon Hughes in 2009 and 2008.

Category	2009 Amount Billed		2009 Amount Billed	2008 Amount Billed
	(Elliott Davis)		(Dixon Hughes	(Dixon Hughes)
Audit Fees:	$87,300		-0-	$50,000
Audit-Related Fees:	8,312	(1)	-0-	22,881	(5)
Tax Fees:	24,898	(2)	-0-	-0-

All Other Fees:	52,000	(3)	$57,962	(4)	29,700	(6)

Total Fees Paid:	$172,510		$57,962		$102,581

(1)	2009 Audit-Related Fees. Audit-related fees for 2009 consisted primarily of services relating to regulatory issues and other accounting issues.
(2)	2009 Tax Fees. Tax fees for 2009 consisted primarily of the preparation of the 2008 and 2009 tax returns for the Company, Waccamaw Statutory Trust I, and Waccamaw Statutory Trust II. The statutory trusts were formed for the sole purpose of issuing trust preferred securities. General tax consultations are also included in tax fees for 2009.
(3)	2009 All Other Fees (Elliott Davis). All other fees for 2009 consisted of services related to the issuance of comfort letters and review of offering documents in connection with a contemplated rights offering to existing shareholders and public offering of the Company’s securities.
(4)	2009 All Other Fees (Dixon Hughes). Fees charged by Dixon Hughes in 2009 consisted of services related to the issuance of comfort letters and review of offering documents in connection with a contemplated rights offering to existing shareholders and public offering of the Company’s securities.
(5)	2008 Audit-Related Fees. This category includes aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Dixon Hughes PLLC during the fiscal year ended December 31, 2008.
(6)	2008 All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Dixon Hughes PLLC during the fiscal year ended December 31, 2008.

All services rendered by Dixon Hughes and Elliott Davis in 2009 and 2008 were subject to pre-approval by the audit committee.

The audit committee members are “independent” and financially literate as defined by Nasdaq listing standards. The board of directors has determined that Murchison B. Biggs, CPA, and Alan W. Thompson, CPA, each a member of the audit committee, meet the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the Company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The audit committee has a written charter which is reviewed by the committee for adequacy on an annual basis. The audit committee charter is available at www.waccamawbank.com.

This report is submitted by the audit committee:

Murchison B. Biggs

Brian D. Campbell

Maudie M. Davis

Alan W. Thompson

J. Densil Worthington

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF ELLIOTT DAVIS, PLLC, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

PROPOSAL 4: ADJOURNMENT OF THE MEETING

In the event that there are not sufficient votes to constitute a quorum or to approve the proposal regarding amendment of the Company’s articles of incorporation, the Company has submitted the question of adjournment to the shareholders as a separate matter for their consideration. This authority would permit the board of directors to adjourn the meeting for up to 120 days for any valid purpose, including the solicitation of additional proxies.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4 REGARDING ADJOURMENT OF THE MEETING.

Other Matters

The board of directors knows of no other business that will be brought before the annual meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

Proposals for 2011 Annual Meeting

Shareholder Proposals for Inclusion in 2011 Proxy Statement. It is anticipated that the 2011 annual meeting will be held on a date during May 2011. To be eligible for inclusion in the proxy statement and appointment of proxy for the 2011 annual meeting, shareholder proposals must be received by the Company at its main office no later than the close of business on December 17, 2010. Proposals should be sent to Waccamaw Bankshares, Inc., Attn: Corporate Secretary, 110 North J.K. Powell Boulevard, P.O. Box 2009, Whiteville, North Carolina 28472 and follow the procedures required by SEC Rule 14a-8.

Other Shareholder Proposals for Presentation at the 2011 Annual Meeting. If a proposal for the 2011 annual meeting is not to be included in the proxy statement for that meeting, the proposal must be received by the Company at its main office no later than the close of business on March 2, 2011 for it to be timely received for consideration. Management proxies will have discretionary authority to vote on any proposals received after March 2, 2011.

Internet and Electronic Availability of Proxy Materials

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, by visiting https://www.shareholderlink.com/fss/wbnk/pxsignon.asp.

Shareholder Communications

The Company does not currently have a formal policy regarding shareholder communications with the board of directors, however, any shareholder may submit written communications to James E. Hill Jr., Corporate Secretary, Waccamaw Bankshares, Inc., 110 North J. K. Powell Boulevard, Whiteville, North Carolina 28472, whereupon such communications will be forwarded to the board of directors if addressed to the board of directors as a group or to the individual director or directors addressed.

Additional Information

A COPY OF THE COMPANY’S 2009 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO DAVID A. GODWIN, CHIEF FINANCIAL OFFICER, WACCAMAW BANKSHARES, INC., 110 NORTH J. K. POWELL BOULEVARD, WHITEVILLE, NORTH CAROLINA 28472.

EXHIBIT A

ARTICLES OF AMENDMENT

OF

WACCAMAW BANKSHARES, INC.

The undersigned corporation hereby submits these articles of amendment for the purpose of amending its articles of incorporation:

1. The name of the corporation is Waccamaw Bankshares, Inc.

2. The following amendment to the articles of incorporation of the corporation hereby replaces article II in its entirety as follows:

II.

The amount of authorized capital stock of the Corporation shall be 51,000,000 shares, to be divided into 50,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock. The common stock shall be of one class. Subject to the rights of the preferred stock as determined by the Board of Directors, the holders of the common stock shall have one vote per share on all matters on which the holders of the common stock are entitled to vote. The shares of preferred stock may be issued from time to time by the Corporation in such series as the Board of Directors may determine and shall have such voting powers, designations, preferences, limitations, and relative rights as the Board of Directors may and hereby is authorized to determine.

(a) Pursuant to the foregoing provisions of this Article II, there are hereby authorized and established, out of the 1,000,000 shares of preferred stock, which the Corporation has authority to issue pursuant to this Article II, a series of such preferred stock, designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

(1) The Series A Preferred Stock shall consist of 400,000 shares, no par value per share.

The holders of Series A Preferred Stock shall not be entitled to vote on matters submitted for a vote of the holders of common stock. Notwithstanding the foregoing, the holders of Series A Preferred Stock shall have the voting powers provided by law, if any.

(2) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, which shall include the outstanding common stock of the Corporation and any common stock the Corporation may issue in the future, unless, prior to the first such distribution, the holders of the Series A Preferred Stock shall have received an amount per share equal to $17.00, subject to adjustment for the effect of stock splits, dividends or distributions or (ii) to the holders of stock ranking pari passu (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made proportionately on the Series A Preferred Stock and all other such pari passu stock. In the event there are insufficient assets to pay an amount per share equal to $17.00, subject to adjustment for the effect of stock splits, dividends or distributions, any distribution made to the holders of the Series A Preferred Stock will be allocated pro rata amongst the holders thereof. The merger or consolidation of the Corporation or the sale of all or substantially all the assets of the Corporation or a share exchange in which all of the shares of the Corporation are acquired shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph (2).

(3) In the event that the holders of Series A Preferred Stock are afforded any voting powers provided by law, the Corporation may, in its sole discretion, elect to convert the outstanding shares of Series A Preferred Stock to shares of common stock on a one-for-one basis. In the event the Corporation elects to convert the outstanding shares of Series A Preferred Stock to shares of common stock, notice of conversion of the Series A Preferred Stock shall be mailed at least 15, but not more than 60, days prior to the date fixed for such conversion to each holder of Series A Preferred Stock to be converted, at such holder’s address as it appears on the books of the Corporation. In order to facilitate the conversion of the Series A Preferred Stock, the Board of Directors may set a record date for the determination of the holders of the Series A Preferred Stock to be converted, or may cause the transfer books of the Corporation to be closed for the transfer of Series A Preferred Stock, not more than 60 days prior to the date fixed for such conversion.

(4) After one year and one day from the date a holder is first issued a share or shares of Series A Preferred Stock, a holder of Series A Preferred Stock may elect to convert such holder’s shares of Series A Preferred Stock into shares of common stock, no par value, of the Corporation. In the event a holder elects to so convert his or her shares of Series A Preferred Stock as described above, the holder shall provide a written notice of intent to convert such shares of Series A Preferred Stock to the Corporation. Upon receipt of such written notice of intent to convert, the Corporation shall cause to be issued a number of shares of its authorized, but unissued shares of common stock, no par value, equal to the number of shares of Series A Preferred Stock so converted on a one-for-one basis.

(5) The Corporation shall not, directly or indirectly, convert, redeem or purchase or otherwise acquire any shares of the Series A Preferred Stock except as provided in this subdivision (a) of Article II or pursuant to a pro rata offer made in writing on terms identical to each holder of Series A Preferred Stock at the time outstanding.

(6) Any shares of the Series A Preferred Stock converted, redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof; all such shares shall upon their cancellation become authorized but unissued shares of preferred stock.

3. The foregoing amendment was duly adopted by a vote of the shareholders of the common stock of the corporation on May 20, 2010, in the manner prescribed by law.

4. These articles will become effective upon filing with the North Carolina Secretary of State.

This the day of , 2010.

WACCAMAW BANKSHARES, INC.

By:
James G. Graham
President and Chief Executive Officer

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REVOCABLE PROXY

WACCAMAW BANKSHARES, INC.

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Murchison B. Biggs, David A. Godwin, and Freda H. Gore (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Waccamaw Bankshares, Inc. (the “Company”) held of record by the undersigned on March 19, 2010, at the annual meeting of shareholders of the Company to be held at the Vineland Station Train Depot, 701 South Madison Street, Whiteville, North Carolina, at 7:00 p.m. on May 20, 2010, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect three directors of the Company for three-year terms.

☐	FOR all nominees listed below (except as indicated otherwise below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: Brian D. Campbell, Crawford Monroe Enzor III, R. Dale Ward

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

2.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION. Proposal to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock to 50,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Elliott Davis, PLLC, as the Company’s independent registered public accounting firm for 2010.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	AUTHORIZATION OF ADJOURNMENT. Proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies.

☐	FOR	☐	AGAINST	☐	ABSTAIN

OTHER BUSINESS: On such other matters as may properly come before the annual meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED

ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE REVERSE TO APPOINT YOUR PROXY

VIA THE INTERNET.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND “FOR” PROPOSALS 2, 3, AND 4. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

TO VOTE AND APPOINT YOUR PROXY VIA THE INTERNET

Your Internet vote and appointment of proxy is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit https://www.shareholderlink.com/fss/wbnk/pxsignon.asp.

3. When prompted for your Control Number, enter the number printed just above your name on the proxy card.

Please note that all appointments and votes cast by Internet must be completed and submitted by 5:00 p.m. on May 19, 2010, which is one day prior to the meeting date. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. You may revoke your Internet appointment by revisiting our website and changing your vote prior to 5:00 p.m. on May 19, 2010, or by any method sufficient to revoke an appointment of proxy as set forth above.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

Dated:                    , 2010

Signature	Signature (if held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that a quorum is present, please send in your appointment of proxy whether or not you plan to attend the annual meeting. Even if you send in your appointment of proxy you will be able to vote in person at the meeting if you so desire.

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